Exhibit 99.1

OncoSec Announces Pricing of $3.5 Million Public Offering

PENNINGTON, N.J. and SAN DIEGO, November 30, 2022 /PRNewswire/ — OncoSec Medical Incorporated (NASDAQ: ONCS) (the “Company” or “OncoSec”), a clinical-stage biotechnology company focused on developing intratumoral immunotherapies to stimulate the patient’s own immune system to target and eradicate cancer, today announced the pricing of its “reasonable best efforts” public offering of 1,166,667 shares of common stock (or common stock equivalents) and Common Warrants to purchase 1,166,667 shares of common stock at a combined price of $3.00 per share, for aggregate gross proceeds of $3.5 million, before deducting placement agent fees and other offering expenses.

The closing of the offering is expected to occur on or about December 1, 2022, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and future acquisitions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-268081) previously filed with the Securities and Exchange Commission (SEC) which became effective on November 30, 2022. The offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the preliminary prospectus and, when available, copies of the final prospectus, relating to the offering may be obtained on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About OncoSec Medical Incorporated

OncoSec Medical Incorporated (the “Company,” “OncoSec,” “we” or “our”) is a biotechnology company focused on developing intratumoral immunotherapies to stimulate the body’s immune system to target and attack cancer. OncoSec’s lead immunotherapy investigational product candidate – TAVO™ (tavokinogene telseplasmid) – enables the intratumoral delivery of DNA-encoded interleukin-12 (IL-12), a naturally occurring human protein with immune-stimulating functions. The therapeutic approach, which employs electroporation (EP), is designed to produce a limited, localized expression of IL-12 in the tumor microenvironment, which ultimately enables the immune system to target and attack tumors throughout the body. OncoSec is committed to building a diverse clinical pipeline utilizing TAVO™-EP as a potential treatment for multiple cancer indications either as a monotherapy or in combination with leading checkpoint inhibitors; with the latter potentially enabling OncoSec to address a great unmet medical need in oncology: non-responders to anti-PD-1 treatment. Results from recently conducted clinical studies of TAVO™-EP have demonstrated a local anti-tumor immune response, and subsequently, a systemic therapeutic effect as either a monotherapy or combination treatment approach along with an acceptable safety profile, warranting further development. For more information, please visit www.oncosec.com.

TAVO™ is a trademark of OncoSec Medical Incorporated.

Risk Factors and Forward-Looking Statements

This release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements provide the Company’s current beliefs, expectations and intentions regarding future events and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). Although we believe that expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time they are published on or as otherwise specified and does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the Securities Exchange Commission (“SEC”). Please refer to the risk factors and other cautionary statements provided in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022 and subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC.

Company Contact

Investor Contact

Mike Moyer

LifeSci Advisors

+1-617-308-4306

mmoyer@lifesciadvisors.com